Exhibit 99.2

Office Properties Income Trust
Introduction to Unaudited Pro Forma Consolidated Financial Statements

On June 24, 2021, a subsidiary of Office Properties Income Trust, or OPI, we, us, or our, acquired an office property located at 1000 West Fulton Market Street in Chicago, IL, with approximately 531,000 rentable square feet, or 1K Fulton, from SVF Fulton Chicago, LLC, an unaffiliated third party, for $355.0 million, excluding purchase price adjustments and acquisition related costs, using cash on hand and borrowings under our $750.0 million revolving credit facility.

The following unaudited pro forma consolidated statements of income for the year ended December 31, 2020 and the six months ended June 30, 2021, present our results of operations as if this acquisition was completed on January 1, 2020. These unaudited pro forma consolidated statements of income should be read in conjunction with our consolidated financial statements for the year ended December 31, 2020 and the notes thereto included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 19, 2021, our condensed consolidated financial statements for the quarterly period ended June 30, 2021 and the notes thereto included in our Quarterly Report on Form 10-Q filed with the SEC on July 29, 2021 and the Statements of Revenues and Certain Expenses of 1K Fulton for the year ended December 31, 2020 (audited) and the three months ended March 31, 2021 (unaudited) included as Exhibit 99.1 in Item 9.01(a) of this Current Report on Form 8-K/A.

The unaudited pro forma consolidated statements of income are provided for informational purposes only. Our results of operations may be significantly different than what are presented in these unaudited pro forma consolidated statements of income. In the opinion of OPI's management, all adjustments necessary to reflect, in all material respects, the effects of the acquisition of 1K Fulton have been included.

These unaudited pro forma consolidated statements of income are not necessarily indicative of our expected results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into after June 30, 2021, and for other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma consolidated statements of income and such differences may be significant.

Office Properties Income Trust
Unaudited Pro Forma Consolidated Statement of Income
Year Ended December 31, 2020
(amounts in thousands, except per share data)

	Historical	1K Fulton (A)	Transaction Accounting Adjustments		Pro Forma
Rental income	$587,919	$25,501	$3,116	(B)	$616,536

Expenses:
Real estate taxes	65,119	6,391	—		71,510
Utility expenses	25,384	379	—		25,763
Other operating expenses	105,465	4,313	793	(C)	110,571
Depreciation and amortization	251,566	—	17,388	(D)	268,954
Loss on impairment of real estate	2,954	—	—		2,954
Acquisition and transaction related costs	232	—	—		232
General and administrative	28,443	—	1,777	(E)	30,220
Total expenses	479,163	11,083	19,958		510,204

Gain on sale of real estate	10,855	—	—		10,855
Interest and other income	779	—	—		779
Interest expense	(108,303)	—	(7,100)	(F)	(115,403)
Loss on early extinguishment of debt	(3,839)	—	—		(3,839)
Income (loss) before income tax expense and equity in net losses of investees	8,248	14,418	(23,942)		(1,276)
Income tax expense	(377)	—	—		(377)
Equity in net losses of investees	(1,193)	—	—		(1,193)
Net income (loss)	$6,678	$14,418	$(23,942)		$(2,846)

Weighted average common shares outstanding (basic and diluted)	48,124				48,124

Per common share amounts (basic and diluted):
Net income (loss)	$0.14				$(0.06)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Office Properties Income Trust
Unaudited Pro Forma Consolidated Statement of Income
Six Months Ended June 30, 2021
(amounts in thousands, except per share data)

	Historical	1K Fulton (A)	Transaction Accounting Adjustments		Pro Forma
Rental income	$281,623	$12,600	$1,443	(B)	$295,666

Expenses:
Real estate taxes	32,066	3,247	—		35,313
Utility expenses	11,742	227	—		11,969
Other operating expenses	50,337	1,964	393	(C)	52,694
Depreciation and amortization	119,458	—	8,289	(D)	127,747
Loss on impairment of real estate	55,857	—	—		55,857
General and administrative	24,242	—	847	(E)	25,089
Total expenses	293,702	5,438	9,529		308,669

Gain on sale of real estate	54,118	—	—		54,118
Interest and other income	7	—	—		7
Interest expense	(57,799)	—	(2,031)	(F)	(59,830)
Loss on early extinguishment of debt	(11,794)	—	—		(11,794)
Income (loss) before income tax expense and equity in net losses of investees	(27,547)	7,162	(10,117)		(30,502)
Income tax expense	(314)	—	—		(314)
Equity in net losses of investees	(976)	—	—		(976)
Net income (loss)	$(28,837)	$7,162	$(10,117)		$(31,792)

Weighted average common shares outstanding (basic and diluted)	48,163				48,163

Per common share amounts (basic and diluted):
Net loss	$(0.60)				$(0.66)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Office Properties Income Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousand)

Unaudited Pro Forma Consolidated Statements of Income Adjustments
(A)The adjustments represent the historical revenues and certain expenses of 1K Fulton for the year ended December 31, 2020 and the period from January 1, 2021 to June 24, 2021, as the case may be.
(B)The adjustments represent estimated non-cash straight line rent and non-cash amortization of below market leases related to the leases acquired in the acquisition of 1K Fulton. The components of the rental income transaction accounting adjustments are as follows:

	Year Ended December 31, 2020	For the Period from January 1, 2021 to June 24, 2021
Non-cash, straight line rent adjustments	$2,493	$1,146
Non-cash, below market lease amortization	623	297
Total rental income transaction accounting adjustments	$3,116	$1,443
(C)The adjustments represent the effect on other operating expenses related to the acquisition of 1K Fulton of $793 and $393 for the year ended December 31, 2020 and the period from January 1, 2021 to June 24, 2021, respectively, based on our contractual obligation under our property management agreement with our manager, The RMR Group LLC, or RMR LLC.
(D)The adjustments represent estimated depreciation and amortization expenses related to the acquisition of 1K Fulton of $17,388 and $8,289 for the year ended December 31, 2020 and the period from January 1, 2021 to June 24, 2021, respectively, based on the estimated fair values of the acquired assets and assumed liabilities. Real estate investments are depreciated on a straight line basis over estimated useful lives generally ranging from seven to 40 years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight line basis over the terms of the associated leases. As of the date acquired, the weighted average amortization period for capitalized acquired in place leases was 7.0 years.
(E)The adjustments represent the effect on general and administrative expenses related to the acquisition of 1K Fulton of $1,777 and $847 for the year ended December 31, 2020 and the period from January 1, 2021 to June 24, 2021, respectively, based on our contractual obligation under our business management agreement with RMR LLC.
(F)The adjustments to interest expense represent borrowings under our unsecured revolving credit facility for the acquisition of 1K Fulton, as if this transaction occurred as of January 1, 2020. The components of the interest expense transaction accounting adjustments are as follows:

	Year Ended December 31, 2020	For the Period from January 1, 2021 to June 24, 2021
Borrowing for 1K Fulton	$355,000	$355,000
Weighted average interest rate (1)	2.0%	1.2%
Total interest expense transaction accounting adjustments	$7,100	$2,031

(1)	A change in the interest rate by plus or minus one-eighth of one percent would increase or decrease, respectively, transaction accounting interest expense by approximately $444 for the year ended December 31, 2020 and approximately $212 for the period from January 1, 2021 to June 24, 2021.

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